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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 10/Amendment No. 360 to Registration Statement File Nos. 333-178515/811-08306 on Form N-4 of our report dated March 27, 2015, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One, and our report dated April 14, 2015, relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the Company being a member of a controlled group), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 9/Amendment No. 348 to Registration Statement File Nos. 333-178515/811-08306 on Form N-4, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
July 14, 2015